Exhibit 10.2

Execution Copy

Registration Rights Agreement

Dated as of March 15, 2005

among

Nash-Finch Company

and

Deutsche Bank Securities Inc.
and
Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 15, 2005 by and among Nash-Finch Company, a Delaware corporation (the “Issuer”), and Deutsche Bank Securities Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchasers”).

     Pursuant to the Purchase Agreement, dated March 9, 2005 (the “Purchase Agreement”), among the Issuer and the Initial Purchasers, the Initial Purchasers have agreed to purchase from the Issuer up to $322,000,000 aggregate principal amount at maturity ($354,000,000 if the Initial Purchasers’ option is exercised in full) of Senior Subordinated Convertible Notes due 2035 (the “Notes”). Upon conversion, a holder of a Note will be entitled to receive cash in an amount up to the accreted principal amount thereof and in respect of the residual conversion value of a Note, if any, at the Issuer’s option, fully paid, nonassessable shares of common stock, par value $1.66? per share, of the Issuer (the “Common Stock”), cash, or a combination of cash and shares of Common Stock, in each case, on the terms, and subject to the conditions and exceptions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Notes, and in satisfaction of a condition to the Initial Purchasers’ obligations under the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement.

     The parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

     “Affiliate” With respect to any specified Person, means an “Affiliate,” as defined in Rule 144 under the Securities Act, of such Person.

     “Agreement” As defined in the preamble hereto.

     “Business Day” As defined in the Indenture.

     “Commission” The United States Securities and Exchange Commission or any successor body.

     “Common Stock” As defined in the preamble hereto.

     “Damages Payment Date” Each Interest Payment Date with respect to the Notes occurring on or before the second anniversary date of the issuance of the Notes, provided, that Liquidated Damages have begun to accrue under Section 3 hereof and remain unpaid.

     “Effectiveness Period” The period beginning on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

     “Effectiveness Target Date” As defined in Section 2(a)(ii) hereof.

     “Exchange Act” The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     “Holder” A Person who owns, beneficially or otherwise, Registrable Securities.

     “Indenture” The Indenture, dated as of March 15, 2005, between the Issuer and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

     “Initial Purchasers” As defined in the preamble hereto.

     “Interest Payment Date” As defined in the Indenture.

     “Issue Price” As defined in the Indenture.

     “Issuer” As defined in the preamble hereto.

     “Liquidated Damages” As defined in Section 3(a) hereof.

     “Majority of Holders” Holders holding over 50% of the aggregate principal amount at maturity of Notes outstanding; provided, however, that, for purpose of this definition, a holder of shares of Common Stock which constitute Registrable Securities and were issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount at maturity of Notes (in addition to the aggregate principal amount at maturity of Notes held by such holder) equal to the aggregate principal amount at maturity of Notes converted by such Holder into such shares of Common Stock.

     “NASD” National Association of Securities Dealers, Inc.

     “Notes” As defined in the preamble hereto.

     “Offering Memorandum” The offering memorandum dated March 9, 2005 relating to the Notes.

     “Person” An individual, partnership, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

     “Prospectus” The prospectus included in a Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

     “Purchase Agreement” As defined in the preamble hereto.

     “Questionnaire” As defined in Section 2(b) hereof.

     “Questionnaire Deadline” As defined in Section 2(b) hereof.

     “Record Holder” With respect to any Damages Payment Date, each Person who is a Holder on the record date with respect to the Interest Payment Date to which such Damages Payment Date corresponds.

     “Registrable Securities” Each Note and each share of Common Stock, if any, issued or issuable upon conversion of Notes until, in the case of any such security, the earlier of: (i) its effective registration under the Securities Act and resale in accordance with the Shelf Registration Statement; (ii) the date on which such Note or such share of Common Stock issued upon conversion is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by Holders who are not Affiliates of the Issuer immediately without restrictions pursuant to the volume limitation provisions of Rule 144 under the Securities Act (or any other similar provision then in force); or (iii) the date on which such Note or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

     “Registration Default” As defined in Section 3(a) hereof.

     “Registration Expenses” has the meaning specified in Section 5 hereof.

     “Securities Act” The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     “Shelf Filing Deadline” As defined in Section 2(a)(i) hereof.

     “Shelf Registration Statement” As defined in Section 2(a)(i) hereof.

     “Suspension Notice” As defined in Section 4(b) hereof.

     “Suspension Period” As defined in Section 4(b) hereof.

     “TIA” The Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under the TIA.

     “Underwriter” As defined in Section 6(a) hereof.

     “Underwritten Offering” A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

2. Shelf Registration.

     (a) The Issuer shall:

          (i) not later than 120 days after the date of original issuance of the Notes (the “Shelf Filing Deadline”), prepare and file, or cause to be prepared and filed, a registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales on a delayed or continuous basis from time to time of all Registrable Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

          (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as is practicable, but in no event later than 210 days after the date of original issuance of the Notes (the “Effectiveness Target Date”);

          (iii) use its commercially reasonable efforts to keep the Shelf Registration Statement (or any subsequent Shelf Registration Statement) continuously effective, supplemented and amended as required by the provisions of Section 4(a) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Registrable Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time during the Effectiveness Period.

     (b) The Issuer shall notify Holders of the filing and effectiveness of the Shelf Registration Statement by issuing a press release and Holders shall be deemed to have received such notice upon such issuance. Subject to Section 2(c) below, no Holder may include any of its Registrable Securities in the Shelf Registration Statement

pursuant to this Agreement unless such Holder is named as a selling securityholder in the Shelf Registration Statement at the time of its effectiveness. In order to be named as such, a Holder must furnish to the Issuer in writing, prior to or on the 20th day after receipt of notice from the Issuer of the filing of the Shelf Registration Statement as provided in this Section 2(b) (the “Questionnaire Deadline”), such information as the Issuer may reasonably request, including the information specified in the form of questionnaire attached as Annex A to the Offering Memorandum (the “Questionnaire”), for use in connection with the Shelf Registration Statement or the Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders in addition to that set forth in the Questionnaire, the Issuer shall notify such Holders of the requirements set forth in the preceding sentence.

     (c) Following the date the Shelf Registration Statement is initially declared effective, a Holder may include its Registrable Securities in the Shelf Registration Statement following the effectiveness of the post-effective amendment or the filing of the prospectus supplement referred to in clause (iii) of the following sentence. In connection therewith, following the date the Shelf Registration Statement is initially declared effective, the Issuer shall:

          (i) use its reasonable best efforts to, within 20 Business Days of receipt of a completed Questionnaire, together with such other information as the Issuer may reasonably request, file with the Commission a post-effective amendment to the Shelf Registration Statement, file a supplement to the related Prospectus or file any other document required under the Securities Act as are necessary to permit such Holder to deliver the Prospectus constituting part of the Shelf Registration Statement to purchasers of Registrable Securities, subject to the Issuer’s rights under Section 4(a)(i) hereof to suspend the use of the Shelf Registration Statement and, if a post-effective amendment shall be filed, the Issuer shall use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable;

          (ii) provide such Holder copies of any documents filed pursuant to Section 2(c)(i); and

          (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or the filing of any prospectus supplement filed pursuant to Section 2(c)(i);

provided, that if such questionnaire is delivered during a Suspension Period, the Issuer shall so inform the Holder delivering such questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period; provided further, that in no event will the Issuer be required to file a post-effective amendment more than one time in any calendar quarter. In connection with the foregoing, if under applicable law the Issuer has more than one option as to the type or manner of making any such filing, it will make the required filing or filings in the manner or of the type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities.

3. Liquidated Damages.

     (a) If:

          (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

          (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

          (iii) subject to the Issuer’s right to suspend the effectiveness of the Shelf Registration as set forth in Section 4(a)(i), the Shelf Registration shall cease to be effective or fail to be usable for its intended purpose without being succeeded within seven Business Days by a post-effective amendment, prospectus supplement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, if required by the rules and regulations of the SEC, that cures the failure of the Shelf Registration Statement to be effective or usable; or

          (iv) in any twelve-month period the aggregate number of days in all Suspension Periods (or portions thereof) within such twelve-month period exceeds 150 days,

(each such event referred to in foregoing clauses (i) through (iv), a “Registration Default”), then, with respect to any Notes that constitute Registrable Securities, the Issuer shall pay liquidated damages (“Liquidated Damages”) from and including the first day following the Registration Default to but excluding the first day on which the Registration Default shall have been cured:

               (1) (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.25% of the Issue Price of the Notes; and (y) with respect to the period commencing on the 91st day following the first date on which the Registration Default shall have occurred, in an amount per year equal to an additional 0.50% of the Issue Price of the Notes; provided, that in no event shall Liquidated Damages accrue after the second anniversary date of the issuance of the Notes or at a rate per year exceeding 0.50% of the Issue Price of the Notes.

     (b) All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Issuer on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular Note, the accrual of Liquidated Damages with respect to such Note will cease.

     All obligations of the Issuer set forth in this Section 3 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such Registrable Security shall have been satisfied in full.

     The Issuer agrees with the Initial Purchasers and for the benefit of the Holders that the Liquidated Damages provided for in this Section 3 constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities and do not constitute a penalty. The Issuer will have no other liabilities for monetary damages with respect to any Registration Default. If a Holder has converted some or all of its Notes, the Holder will not be entitled to receive any Liquidated Damages with respect to the principal amount at maturity of the Notes so converted.

4. Registration Procedures.

     (a) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the resale of Registrable Securities, the Issuer shall:

          (i) Use its commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period. Upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein to (A) contain a material misstatement or omission or (B) not be effective and usable for resales of Registrable Securities for any reason during the Effectiveness Period, the Issuer shall (1) promptly obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, (2) file promptly, and in any event no later then ten days following the occurrence of such event, an appropriate amendment to the Shelf Registration Statement, supplement to the Prospectus or a report with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case as may be required by the rules and regulations of the Commission, correcting any such misstatement or omission and (3) use its reasonable best efforts to cause any post-effective amendment to the

Shelf Registration Statement, if such post-effective amendment is required, to be declared effective, as the case may be, such that the Shelf Registration Statement and the related Prospectus shall become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Issuer may suspend dispositions of Registrable Securities, in accordance with the provisions of Section 4(b), pursuant to the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 150 days in any twelve-month period if, in the Issuer’s reasonable judgment, it possesses material non-public information (including with respect to pending corporate developments) the disclosure of which would have a material adverse effect on the business of the Issuer and its subsidiaries taken as a whole.

          (ii) Prepare and file with the Commission such post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or Prospectus supplement.

          (iii) Advise the Initial Purchasers and selling Holders that have provided the information required by Sections 2(b) or 2(c) of this Agreement and the underwriter(s), if any, promptly (but in any event within five Business Days) and, if requested by such Persons, confirm such advice in writing:

               (1) with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, and when the Prospectus or any Prospectus supplement or post-effective amendment has been filed;

               (2) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

               (3) of the issuance by the Commission or any other federal or state governmental authority of any stop order or injunction suspending the effectiveness or enjoining the use of the Shelf Registration Statement under the Securities Act or any Prospectus or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; or

               (4) unless the Issuer shall have provided a Suspension Notice in connection with the exercise by it of its right to suspend the disposition of Registrable Securities in accordance with the provisions of Section 4(a)(i), of the existence (but not the substance) of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement or the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

     If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Issuer shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (iv) Furnish to the Initial Purchasers and each of the selling Holders that have provided the information required by Sections 2(b) or 2(c) of this Agreement and each of the underwriter(s), if any, acting on their behalf, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of the Initial Purchasers, such Holders and underwriter(s), if any, for a period of at least five Business Days, and the Issuer shall not file any Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which any Initial Purchaser, a selling Holder of Registrable Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within three Business Days of receipt thereof. Notwithstanding the foregoing, the Issuer shall not be required to furnish the selling Holders with any amendment or supplement to the Shelf Registration Statement or Prospectus filed solely to reflect changes to the amount of Registrable Securities held by any particular Holder at the request of such Holder or immaterial revisions to the information contained therein.

          (v) If reasonably requested in writing in connection with a disposition of Registrable Securities pursuant to the Shelf Registration Statement, make available at reasonable times (other than during a Suspension Period) for inspection by one or more representatives of the selling Holders and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Issuer’s officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness.

          (vi) If requested by the Initial Purchasers, any selling Holder or underwriter(s), if any, acting on their behalf, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Initial Purchasers, selling Holders and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the “Plan of Distribution” of the Registrable Securities, (2) information with respect to the principal amount of Notes or number of shares of Common Stock being sold to such underwriter(s), if any, (3) the purchase price being paid therefor and (4) any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (vii) Furnish to the Initial Purchasers, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference), unless, in each case, such documents have been filed by the Issuer with the Electronic Data Gathering and Retrieval System maintained by the Commission) as such Person may request.

          (viii) Deliver to the Initial Purchasers, each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Issuer in accordance with this Section 4(a) of the existence of any fact or event of the kind described in Section 4(a)(iii)(4) or the Issuer’s right to suspend the use of the Shelf Registration Statement in accordance with Section 4(a)(i) hereof, the Issuer hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

          (ix) If an underwriting agreement is entered into and the registration is an Underwritten Offering, the Issuer shall:

               (1) upon request, furnish to each selling Holder and the underwriter(s), if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Registrable Securities in an Underwritten Offering: (1) a certificate, dated the date of such closing, signed by the Chief Executive Officer, the President or the Chief Financial Officer of the Issuer confirming, as of the date thereof, the matters set forth in Section 5(c) of the Purchase Agreement and such other matters as such parties may reasonably request; (2) opinions, each dated the date of such closing, of counsel to the Issuer covering such of the matters set forth in the exhibits to the Purchase Agreement referred to in Section 5(a) thereof as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities; and (3) customary comfort letters, dated the date of such closing, from the Issuer’s independent certified public accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

               (2) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified;

               (3) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix);

provided, however, that the Issuer shall not be required to facilitate an Underwritten Offering, as set forth in this subsection (ix), pursuant to the Shelf Registration Statement by any Holders unless the Issuer shall consent to such Underwritten Offering.

          (x) Before any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Issuer shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not so qualified as of the date hereof or to take any action that would subject it to the service of process in any jurisdiction where it is not so subject as of the date hereof or (B) to subject itself to taxation in any such jurisdiction if it is not so subject at the date hereof.

          (xi) Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and, when issued to the purchasers of Registrable Securities pursuant to the Shelf Registration Statement, not bearing any restrictive legends (unless required by applicable securities laws); and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Registrable Securities made by the selling Holders or such underwriter(s).

          (xii) Use its best efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities.

          (xiii) Provide CUSIP numbers for all Registrable Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes and Holders of Common Stock that are Registrable Securities with certificates for Common Stock, in each case that are in a form eligible for deposit with The Depository Trust Company.

          (xiv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

          (xv) Otherwise comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act and make generally available to its securityholders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar role promulgated under the Securities Act) on a timely basis.

          (xvi) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

          (xvii) Use its reasonable best efforts to cause all Registrable Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed or quoted.

          (xviii) Obtain a waiver from each person who would otherwise have the right to have securities of the Issuer (other than Registrable Securities) registered on the Shelf Registration Statement required by this Agreement. To the extent the Issuer does not receive such waivers, the Issuer shall file a separate registration statement with respect to all such other registrable securities, rather than include them in the Shelf Registration Statement.

     (b) Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in the last sentence of Section 4(a)(i) or Section 4(a)(iii)(2), (3) or (4) hereof (a “Suspension Notice”), such Holder will, and will use its reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until:

          (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(a)(i) hereof; or

          (ii) such Holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice of suspension.

Each such period in which a Holder shall be required to discontinue the disposition of any Registrable Securities in accordance with the provisions of this Section 4(b) is herein referred to as a “Suspension Period.”

     (c) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Issuer with a questionnaire as required pursuant to Sections 2(b) and 2(c) hereof (including the information required to be included in such questionnaire) and the information set forth in the next sentence. Each Holder who has provided such questionnaire agrees promptly to furnish to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments and any information otherwise required by the Issuer to comply with applicable laws or regulations. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Issuer within ten Business Days of a request, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Issuer may assume that all of the Holder’s Registrable Securities were so sold.

5. Registration Expenses.

     (a) All expenses incident to the Issuer’s performance of or compliance with this Agreement (“Registration Expenses”) shall be borne by the Issuer regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

          (i) all registration and filing fees and expenses (including, without limitation, fees and expenses with respect to filings made by any Holders or underwriters with the NASD);

          (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

          (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes), duplication expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Holders hereunder, messenger and delivery services and telephone;

          (iv) all fees and disbursements of counsel to the Issuer;

          (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof;

          (vi) all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance); and

          (vii) all fees and disbursements of the Trustee and its counsel and of the registrar and transfer agents for the Common Stock;

it being understood that the Issuer shall not be responsible for any underwriting discounts, fees and disbursements of counsel to the Holders or underwriters, if any, or commissions and transfer taxes, if any, relating to the sale or disposition of such selling Holders’ Registrable Securities.

The Issuer shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

     (b) In connection with the review of the Shelf Registration Statement and other documents referred to in this Agreement prior to the time the Shelf Registration Statement is initially declared effective, the Issuer shall reimburse the Initial Purchasers for the reasonable fees and disbursements of Sidley Austin Brown & Wood LLP.

6. Indemnification and Contribution.

     (a) The Issuer agrees to indemnify and hold harmless each Initial Purchaser (and each of their respective affiliates as defined in Rule 501(b) under the Securities Act), each Holder whose securities are included in a Shelf Registration Statement (and each of their respective affiliates as defined in Rule 501(b) under the Securities Act), each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any Initial Purchaser, Holder or Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuer; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party set forth in Section 6(a) hereof), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser, such Holder or such Underwriter expressly for use in a Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Registrable Securities occurring during a Suspension Period, if a Suspension Notice was give to such Holder in accordance with Section

4(b), or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and the Issuer sustains the burden of proof that such Prospectus, as amended or supplemented, corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and the delivery thereof was required by law.

     (b) Each Holder whose securities are included in a Shelf Registration Statement, severally but not jointly, agrees to indemnify and hold harmless the Issuer (and its directors, officers and employees), the Initial Purchasers (and each of their directors, officers and employees), each Underwriter (and each of their directors, officers and employees) and the other selling Holders (and each of their directors, officers and employees) and each Person, if any, who controls the Issuer, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in such Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Issuer by such Holder expressly for use in such Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity provision. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel reimbursable under this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or parties on the one hand or the indemnified party or parties on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 6, neither the Holder of any Registrable Securities nor an Initial Purchaser shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities purchased by it were resold to the public exceeds the amount of any damages which such Holder or Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. The Holders’ obligations to contribute as provided in this Section 6(e) are several and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 6, each Person, if any, who controls an Initial Purchaser, a Holder or an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, such Holder or such Underwriter, and each director of the Issuer, and each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuer.

     (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any Holder or any Person controlling a Holder or an Initial Purchaser, or by or on behalf of the Issuer, its officers or directors or any person controlling the issuer and (iii) any sale of Registrable Securities pursuant to the Shelf Registration Statement.

7. Information Requirements. The Issuer covenants that, if at any time before the end of the Effectiveness Period the Issuer is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such statement has been included in the Issuer’s most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of the

Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Issuer to register any of its securities under any section of the Exchange Act.

8. Participation in Underwritten Offerings. No Holder may participate in any Underwritten Offering hereunder unless such Holder:

          (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

          (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

9. Selection of Underwriters. Subject to the proviso contained in Section 4(a)(ix), the Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the Underwriters that will administer the offering will be selected by a Majority of Holders whose Registrable Securities are included in such offering; provided, that such Underwriters must be reasonably satisfactory to the Issuer.

10. Miscellaneous.

     (a) Remedies. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s obligations under Section 2 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) Adjustments Affecting Registrable Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

     (c) No Inconsistent Agreements. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Issuer shall not, on or after the date hereof, grant to any of its securityholders (other than the holders of Registrable Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Registrable Securities. The Issuer has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

     (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of a Majority of Holders; provided, however, that no amendment, modification, supplement, waiver or consent to or departure from the provisions of Section 6 that materially and adversely affects a Holder or an Initial Purchaser shall be effective as against any such Holder of Registrable Securities or such Initial Purchaser unless consented to in writing by such Holder or such Initial Purchaser. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to a Shelf Registration Statement; provided, that the provisions of this sentence may not be amended except in accordance with the provisions of the immediately preceding sentence.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, facsimile or air courier guaranteeing overnight delivery:

               (1) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be;

(2) if to the Issuer to:

Nash-Finch Company
7600 France Avenue South
P.O. Box 355
Minneapolis, Minnesota 55440-0355
Attn: General Counsel

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
599 Lexington Ave.
New York, NY 10022
Attn: Rohan S. Weerasinghe

and

(3) if to the Initial Purchasers, to:

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080
Attention: Syndicate Department
Telecopier: (212) 738-1069

and

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Attention: Equity Capital Markets — Syndicate
Telecopier: 212-797-9344

with a copy (which shall not constitute notice) to:

Sidley Austin Brown & Wood LLP
10 South Dearborn Street

Chicago, IL 60603
Attn: Brian J. Fahrney

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; when received, if faxed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers shall have no liability or obligation to the Issuer with respect to any failure by a Holder to comply with, or breach by any Holder of, any obligations of such Holders under this Agreement.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

     (h) Securities Held by the Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (i) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Initial Purchasers, and such Initial Purchasers shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

     (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (k) Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     (l) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, void or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby and shall remain in full force and effect and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (n) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4(c), 5 or 6 hereof, the obligations to make payments of and provide for liquidated damages under Section 3 hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Very truly yours,

NASH-FINCH COMPANY

		By:	/s/ LeAnne M. Stewart

		Name:	LeAnne M. Stewart
		Title:	Senior Vice President and CFO

Accepted as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Maureen Lesak
Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Keith Wargo
Managing Director

By:	/s/ Thomas Casey
Managing Director